UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 7, 2009, Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), Pebbles Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Purchaser”), and Diedrich Coffee, Inc., a Delaware Corporation (“Diedrich”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement contemplates (a) the acquisition by the Company, through Purchaser, of all the outstanding shares of Diedrich’s common stock at a purchase price of $35.00 per share (the “Per Share Consideration”), net to the holders of such shares in cash pursuant to a cash tender offer (the “Offer”), followed by (b) a merger of Purchaser with and into Diedrich with Diedrich surviving as a wholly owned subsidiary of the Company (the “Merger”). In addition, in accordance with the terms of the Merger Agreement, upon the acquisition by Purchaser of the shares of Diedrich common stock tendered in the Offer, certain of the options to acquire Diedrich common stock will vest in full and be converted into the right to receive the Per Share Consideration, and the remaining options will continue to be subject to their original vesting requirements. Also, warrants to acquire Diedrich common stock will be converted into the right to receive the Per Share Consideration.

The Merger Agreement provides that Purchaser will use commercially reasonable efforts to commence the Offer as promptly as practicable after the date of the Merger Agreement. The obligation of Purchaser to accept for tender and deliver the Per Share Consideration for the shares of Diedrich common stock validly tendered in the Offer (and not withdrawn) is subject to a number of conditions set forth in the Merger Agreement, including (i) that more than 50% of the outstanding shares of Diedrich common stock (determined on a fully-diluted basis, calculated in accordance with the formula set forth in the Merger Agreement) have been validly tendered (and not withdrawn) in the Offer, and (ii) the other conditions set forth in Exhibit B to the Merger Agreement. The Company and the Purchaser’s obligations under the Merger Agreement to accept for tender and deliver the Per Share Consideration for shares of Diedrich common stock validly tendered in the Offer (and not withdrawn) is not subject to a financing or due diligence condition.

The Merger Agreement further provides that following the consummation of the Offer (and if necessary, the adoption of the Merger Agreement by Diedrich’s stockholders) and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Merger will take place, and upon the consummation of the Merger, each of the then-outstanding shares of Diedrich common stock held by persons other than the Company, Purchaser, and any stockholders of Diedrich who have properly perfected their appraisal rights under Section 262 of the Delaware General Corporation Law, will be converted into the right to receive (upon the surrender of the stock certificate representing such shares of Diedrich common stock) the Per Share Consideration.

The respective boards of directors of the Company and Diedrich have approved the Merger Agreement, the Offer and the Merger, and concurrently with the termination of the Agreement and Plan of Merger dated as of November 2, 2009 by and among Diedrich, Peet’s Coffee & Tea, Inc. and Marty Acquisition Sub, Inc. (as amended, the “Peet’s Merger Agreement”) and the payment of the termination fee of $8,517,000 in connection therewith, Diedrich’s board of directors has agreed to recommend that Diedrich’s stockholders tender all of their outstanding shares of Diedrich’s common stock into the Offer and if necessary, vote in favor of the adoption of the Merger Agreement.

In the Merger Agreement, Diedrich has granted to the Company and Purchaser an option (the “Top-Up Option”) to purchase an aggregate number of newly issued shares of Diedrich common stock equal to the lesser of (i) the number of shares of Diedrich common stock that, when added to the number of shares of Diedrich common stock owned by the Company, Purchaser or any other subsidiary of the Company at the time the Top-Up Option is exercised, constitutes a percentage designated by the Company in its sole discretion that is greater than 90% but less than 91% of the number of shares of Diedrich common stock that would be outstanding immediately after the issuance of all shares of Diedrich common stock subject to the Top-Up Option, or (ii) the aggregate number of shares of Diedrich common stock that Diedrich is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and not subscribed for or otherwise committed to be issued) at the time of the exercise of the Top-Up Option. The aggregate purchase price for the Top-Up Option is determined by multiplying the number of such shares by the Per Share Consideration. The Company or Purchaser may exercise, in whole or in part, the Top-Up Option at any time at or after the first time that the Purchaser accepts any shares of common stock for payment pursuant to the offer (the “Acceptance Time”) but prior to the earlier of the Effective Time (as defined in the Merger Agreement) and the date on which the Merger Agreement is terminated.

In addition, pursuant to the terms of the Merger Agreement, effective upon the Acceptance Time and from time to time thereafter, the Company shall be entitled to designate, to serve on Diedrich’s board of directors, the number of directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on Diedrich’s board of directors (giving effect to any increase in the size of Diedrich’s board of directors effected pursuant to the Merger Agreement by (ii) a fraction having (x) a numerator equal to the aggregate number of shares of Diedrich common stock then beneficially owned by the Company or Purchaser or any other subsidiaries of the Company (including all shares of Diedrich common stock accepted for tender pursuant to the Offer) and (y) a denominator equal to the total number of shares of Diedrich common stock then issued and outstanding.

The Merger Agreement may be terminated by either the Company or Diedrich under certain circumstances set forth in the Merger Agreement, including, but not limited to (i) by mutual written consent of the Company and Diedrich, (ii) the failure of the Offer to be consummated before February 15, 2010; provided that this termination date shall be extended until June 15, 2010 if regulatory approvals have not been obtained as of such date, or (iii) the failure of the minimum tender condition to the Offer set forth in the Merger Agreement. If the Merger Agreement is terminated (a) in certain circumstances following the receipt by Diedrich of a superior acquisition proposal, or (b) as a result of the board of directors of Diedrich changing its original recommendation relating to the Offer and the Merger, Diedrich will be obligated to pay a termination fee to the Company. If the merger agreement is terminated in certain circumstances as a result of the failure to receive regulatory approvals, the Company will be obligated to pay a termination fee to Diedrich. Such termination fee starts at $8,517,000 for a termination prior to February 15, 2010 and increases by $1,000,000 in each subsequent 60 day period through June 15, 2010, in each case payable by the Company to Diedrich in the event that regulatory approvals are not obtained under the terms and conditions of the Merger Agreement.

The description of the Merger Agreement in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and: (a) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by disclosures that were made to the other party in connection with the execution of the Merger Agreement, which disclosures are not necessarily reflected in the Merger Agreement; (c) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Stockholder Agreements

As an inducement to the Company to enter into the Merger Agreement, on December 7, 2009, Paul C. Heeschen entered into a Stockholder Agreement (the “Heeschen Agreement”) with the Company pursuant to which he has agreed, in his capacity as a stockholder of Diedrich, to tender 1,832,580 of his beneficially owned shares of Diedrich common stock (representing approximately 32% of the currently outstanding shares of Diedrich common stock) (the “Heeschen Shares”) to Purchaser in connection with the Offer. Pursuant to the Heeschen Agreement, Mr. Heeschen has also agreed, among other things, to vote all of the Heeschen Shares: (a) in favor of the adoption of the Merger Agreement; and (b) against any action that is intended, or that could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Offer or the Merger. The Heeschen Agreement and Mr. Heeschen’s obligations under the Heeschen Agreement terminate (the “Termination Date”) upon the earlier of (i) any termination of the Merger Agreement in accordance with its terms and (ii) the effective time of the Merger.

Pursuant to the Heeschen Agreement, Mr. Heeschen has agreed that prior to the Termination Date he will not exercise or cause or permit to be exercised any warrants to purchase shares of Diedrich common stock owned of record or beneficially by Mr. Heeschen (the “Warrants”). Pursuant to the terms of the Heeschen Agreement and the Merger Agreement, the Warrants will, contemporaneously with the consummation of the Offer, be cancelled and converted into the right to receive the Per Share Consideration.

In addition to Mr. Heeschen, on December 7, 2009, each of Timothy J. Ryan, James W. Stryker, Jeanne Ortiz, James L. Harris, James R. Phillips, Gregory D. Palmer, Sean M. McCarthy, Jack Hosier and Dana A. King (each a “Stockholder Party”, and collectively, the “Stockholder Parties”) signed a similar form of stockholder agreement (the “Stockholder Agreements”), covering all of the shares of Diedrich common stock beneficially owned by each such Stockholder Party, as well as any additional shares of which such Stockholder Party may become the beneficial owner. The Stockholder Parties collectively hold approximately 0.2% of the currently outstanding shares of Diedrich common stock. Each Stockholder Agreement contains the same voting requirements set forth in the Heeschen Agreement, and each such Stockholders Agreement also terminates on the Termination Date.

The description of the Heeschen Agreement and the Stockholder Agreements in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Heeschen Agreement, a copy of which is filed as Exhibit 2.2 hereto, and the form of Stockholder Agreements, a copy of which is filed as Exhibit 2.3 hereto, which are each incorporated by reference herein.

On December 8, 2009, the Company issued a press release announcing the execution of the Merger Agreement, the Heeschen Agreement and the Stockholder Agreements. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including the Company’s intention to complete the Offer and the Merger, are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual events or results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Tully’s and Timothy’s wholesale operations and capacity into its Specialty Coffee business unit, the Company’s success in introducing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements reflect management’s expectations as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases. There can be no assurance that the proposed Offer and Merger will in fact be consummated.

Additional Information

The Offer referenced in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. At the time that the Offer, if any, is commenced, the Company will file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which the Company will file with the SEC and mail to Diedrich’s stockholders. Stockholders of Diedrich are advised to read the Tender Offer Statement when it becomes available, because it will contain important information about the Offer. Investors and security holders of Diedrich also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by the Company with the SEC (when these documents become available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained (when these documents become available) from the Company by written request to: Green Mountain Coffee Roasters, Inc., Attention: General Counsel, 33 Coffee Lane, Waterbury, Vermont 05676.

Interests of Certain Persons in the Offer and the Merger

The Company and certain other persons will be soliciting Diedrich stockholders to tender their shares of Diedrich common stock into the Offer. The directors and executive officers of the Company and the directors and executive officers of Diedrich may be deemed to be participants in the Company’s solicitation of Diedrich’s stockholders to tender their shares into the Offer.

Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of the Company and Diedrich in the tender offer by reading the Tender Offer Statement, certain other Offer documents, as well as Diedrich’s solicitation/recommendation statement on Schedule 14D-9, when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2009, by and among Green Mountain Coffee Roasters, Inc., Pebbles Acquisition Sub, Inc., and Diedrich Coffee, Inc*

2.2	Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and Paul C. Heeschen

2.3	Form of Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and those certain directors and executives officers of Diedrich Coffee, Inc. party thereto

99.1	Press Release dated December 8, 2009

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: December 8, 2009	By:	/S/ FRANCES G. RATHKE
	Name:	Frances G. Rathke
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2009, by and among Green Mountain Coffee Roasters, Inc., Pebbles Acquisition Sub, Inc., and Diedrich Coffee, Inc*

2.2	Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and Paul C. Heeschen

2.3	Form of Stockholder Agreement, dated as of December 7, 2009, by and between Green Mountain Coffee Roasters, Inc. and those certain directors and executives officers of Diedrich Coffee, Inc. party thereto

99.1	Press Release dated December 8, 2009

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.